Exhibit 10.2

Execution Version

FIRST AMENDMENT

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 19, 2008 and is entered into by and among HAWKER BEECHCRAFT, INC. (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC (the “U.S. Borrower”), and HAWKER BEECHCRAFT LIMITED (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), GOLDMAN SACHS CREDIT PARTNERS L.P., as auction manager (the “Auction Manager”), CREDIT SUISSE (“CS”), as administrative agent and collateral agent (the “Agent”), for purposes of Section IV hereof, the GUARANTORS listed on the signature papers hereto, and the LENDERS listed on the signature papers hereto, and is made with reference to that certain CREDIT AGREEMENT dated as of March 26, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among the Borrowers, the Lenders, the Guarantors, the Agent and the other Agents named therein. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Loan Parties have requested that Required Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and

WHEREAS, subject to certain conditions, Required Lenders are willing to agree to such amendment relating to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

1.1 Amendments to Exhibits. The Credit Agreement is hereby amended by adding the following new Exhibit thereto as set forth in Annex I attached hereto:

Exhibit I Form of Modified Dutch Auction Procedures

1.2 Amendments to Section 1: Definitions.

A. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Auction Manager” mean Goldman Sachs Credit Partners L.P.

“Auction Procedures” means the auction procedures, auction notice and return bid in substantially the form set forth as Exhibit I to this Agreement; provided, however, that the Auction Manager, in consultation with the U.S. Borrower, may amend or modify the procedures, notices and bids in connection with any Permitted Voluntary Prepayment (including economic terms to the extent no Lenders have validly tendered Term Loans requested in an offer but excluding economic terms of an auction after any Lender has validly tendered Term Loans requested in an offer other than to increase the Auction Amount or raise the Discount Range); provided, further, that no such amendments or modifications may be implemented after 24 hours prior to the date and time return bids are due. Notwithstanding anything to the contrary set forth herein, the Auction Procedures may not be amended or modified in any manner that requires Agent to take or not take any action or otherwise imposes any obligation of any type on Agent without Agent’s prior written consent.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of December [    ], 2008 among Holdings, the Borrowers, the Agent, the Auction Manager and the Lenders and Guarantors listed on the signature pages thereto.

“First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section II of the First Amendment.

“Permitted Voluntary Prepayment” means any voluntary prepayment made in accordance with the provisions set forth in Section 2.08(b)(ii).

“Permitted Voluntary Prepayment Date” means any date on which a Permitted Voluntary Prepayment is consummated.

“Unrestricted Cash and Cash Equivalents” means the aggregate amount of cash and Cash Equivalents held in accounts on the consolidated balance sheet of a Person to the extent that the use of such cash or Cash Equivalents for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract or other agreement and such cash and Cash Equivalents is free and clear of all Liens (other than Liens in favor of the Collateral Agent).

B. Section 1.01 of the Credit Agreement is hereby amended by inserting the text “Liens in favor of the Collateral Agent,” immediately following the text “other than” in the fifth line of the definition of “Consolidated Leverage Ratio”.

C. Section 1.01 of the Credit Agreement is hereby amended by inserting the text “Liens in favor of the Collateral Agent,” immediately following the text “other than” in the fifth line of the definition of “Consolidated Secured Debt Ratio”.

D. Section 1.01 of the Credit Agreement is hereby amended by replacing paragraph (b) of the definition of “EBITDA” with the following new paragraph (b):

“(b) decreased by (without duplication) noncash gains included in Consolidated Net Income of such Person for such period in excess of $2.0 million individually (provided, that such dollar limitation shall not apply to noncash gains realized from the forgiveness of Indebtedness as a result of a Permitted Voluntary Prepayment), excluding any noncash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and”

1.3 Amendments to Section 2.08(b).

A. Section 2.08(b) is hereby amended by inserting the text “(i)” immediately prior to the text “The U.S. Borrower may” in the first sentence thereof.

B. Section 2.08(b) is hereby amended by adding the following new clause (ii):

“(ii) Permitted Voluntary Prepayments. Notwithstanding anything to the contrary contained in Section 2.13(a) or any other provision of this Agreement, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the U.S. Borrower shall have the right to prepay outstanding Term Loans on the following basis:

(A) At any time on or prior to June 30, 2010, the U.S. Borrower shall have the right to prepay, in cash, Term Loans up to an amount to be specified by the U.S. Borrower at a prepayment price to be determined, in each case in accordance with the Auction Procedures established for each such prepayment; provided that (1) the Auction Amount (as defined in the Auction Procedures) in respect of each Permitted Voluntary Prepayment shall be in an amount not less than $20,000,000 of principal amount of outstanding Term Loans and (2) in no event shall the aggregate cash used by the U.S. Borrower in respect of all Permitted Voluntary Prepayments made pursuant to this Section 2.08(b)(ii) exceed $300,000,000. Each Permitted Voluntary Prepayment shall be financed exclusively with either (x) cash of the U.S. Borrower and its Subsidiaries (other than that constituting the direct proceeds from the issuance of Equity Interests of, or equity contributions to, Holdings and/or the U.S. Borrower, used to fund a Permitted Voluntary Prepayment); provided that (1) to the extent that after giving effect to such Permitted Voluntary Prepayment made pursuant to this clause (x) (and the application of such cash actually used to finance the same under this clause (x)) the sum of (A) the Unrestricted Cash and Cash Equivalents of the U.S. Borrower and its domestic Restricted Subsidiaries plus (B) the U.S. Revolving Available Credit at such time shall equal or exceed U.S.$400,000,000 and (2) the U.S. Borrower shall have delivered an officer’s certificate to the Auction Manager (with a copy to the Agent) on the date of such Permitted Voluntary Prepayment demonstrating compliance with preceding subclause (1) and/or (y) cash proceeds of equity contributions which are Excluded Contributions.

(B) In connection with any Permitted Voluntary Prepayment, as of each date an Auction (as defined in Exhibit I) commences and each Permitted Voluntary Prepayment Date, the U.S. Borrower represents it is not in possession of any material non-public information regarding the U.S. Borrower, Holdings, and of Holdings’ Subsidiaries or any of Holdings’ Affiliates that has not been disclosed to the Agent, Auction Manager and the Lenders prior to each such date.

(C) With respect to each Permitted Voluntary Prepayment made by the U.S. Borrower, (1) the U.S. Borrower shall pay all accrued and unpaid interest, if any, on the applicable Term Loans to the date of such Permitted Voluntary Prepayment; and (2) such Permitted Voluntary Prepayment shall not change the scheduled amortization required by Section 2.06, except to reduce the amount outstanding and due and payable on the Term Loan Maturity Date (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro rata basis, to the Term Loans that are the subject of such Permitted Voluntary Prepayment).

(D) Immediately following any Permitted Voluntary Prepayment, no interest shall accrue from and after the Permitted Voluntary Prepayment Date on any Term Loans prepaid thereon, the aggregate par amount of the Term Loans the subject of such Permitted Voluntary Prepayment shall be deemed prepaid by the U.S. Borrower for all purposes and no longer outstanding for all purposes of this Agreement and all other Loan Documents (notwithstanding any provisions herein or therein to the contrary), including, but not limited to (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document.

(E) The U.S. Borrower shall make Permitted Voluntary Prepayments of the applicable amounts accepted for prepayment pursuant to the Auction Procedures by transmitting funds to the Agent to be applied as set forth in the Auction Procedures.

(F) Permitted Voluntary Prepayments may not, under any circumstance, be made from the proceeds of Revolving Loans.

(G) The provisions of this Section 2.08(b)(ii) shall not require the U.S. Borrower to undertake any Permitted Voluntary Prepayment.”

1.4 Amendment to Section 2.09(a). Section 2.09(a) is hereby amended by adding the words “(other than pursuant to Section 2.08(b)(ii))” immediately after the reference to “Section 2.08” in the ninth line thereof.

1.5 Amendment to Section 2.13(a). Section 2.13(a) is hereby amended by (i) adding the following proviso to the end of the first sentence thereof: “provided that payments under Section 2.08(b)(ii) shall be paid to the Agent and applied as required by the Auction Procedures.” and (ii) deleting the first word of the second sentence thereof, and replacing it with the following: “Subject to the provisions set forth in Section 2.08(b)(ii)(E), the”.

1.6 Amendment to Article VIII. The third sentence of the third paragraph of Article VIII is hereby deleted in its entirety and replaced by the following:

“The Agent shall not be liable for (i) its execution of the First Amendment at the direction of the Required Lenders or any other action taken or not taken by it in connection with a Permitted Voluntary Prepayment with the consent or at the request of the Required Lenders or (ii) any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or (iii) any action taken or not taken by it in the absence of its own gross negligence or willful misconduct.”

1.7 Amendment to Section 9.03.

A. Section 9.03(a) and Section 9.03(b) are each hereby amended by adding the text “the Auction Manager,” immediately after the text “the Syndication Agent,” in each such clause.

B. Section 9.03(a)(iv) is hereby amended by (i) deleting the word “and” immediately preceding clause (iv) of such Section and (ii) inserting the following immediately preceding the period at the end of clause (iv) thereof:

“, and (v) subject to any other provisions of this Agreement, of the Loan Documents or of any separate agreement entered into by the Borrowers and the Auction Manager with respect thereto, all reasonable documented out-of-pocket expenses incurred by the Auction Manager in the administration of the Loan Documents or any agreement entered into in connection therewith.”

C. Section 9.03(b) is hereby amended by adding “(including any such performance by Agent in connection with any Permitted Voluntary Prepayment)” immediately prior to the words “or the consummation” in clause (i) thereof.

D. Section 9.03 is hereby amended by adding the following new clause (g):

“(g) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Auction Manager under paragraph (a) or (b) of this Section (but without affecting the Borrowers’ obligations with respect thereto), each Lender severally agrees to pay to the Auction Manager such Lender’s Ratable Portion (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against the Auction Manager in its capacity as such.”

SECTION II. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Execution. The Auction Manager shall have received a counterpart signature page of this Amendment duly executed by each of the Loan Parties, each of the Required Lenders and the Agent.

B. Fees. The Auction Manager shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, without limitation, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses (including the fees and expenses of Latham & Watkins LLP, special counsel to the Auction Manager) required to be reimbursed or paid by the Borrowers hereunder or any other Loan Document or agreement entered into in connection therewith.

C. Necessary Consents. Each Loan Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

D. Other Documents. The Auction Manager and Lenders shall have received such other documents, information or agreements regarding Loan Parties as the Auction Manager may reasonably request.

E. Notice of Effectiveness. The Auction Manager shall have provided written notice of the effectiveness of this Amendment to the Agent.

SECTION III. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Loan Party, which is party hereto, has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Loan Documents.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party.

C. No Conflict. The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement and the other Loan Documents do not and will not (i) violate (A) any provision of law, statute, rule or regulation in any material respect, or any provision of the certificate or articles of incorporation, memorandum of association or other constitutive documents or by-laws (or by-laws) of Holdings, the Borrowers or any other Subsidiary of Holdings, (B) any order of any Governmental Authority in any material respect or (C) any provision of any material indenture, agreement or other instrument to which Holdings, Borrower or any Subsidiary is a party or by which any of them or any material portion of their property is or may be bound (other than any such indenture, agreement, or other instrument to be terminated on the First Amendment

Effective Date or pursuant to which all relevant consents, or waivers have been obtained), (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, (iii) except as permitted under the Amended Agreement, result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by Holdings, the Borrowers or any other Subsidiary of Holdings (other than any Lien created or permitted hereunder or under the Collateral Documents), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any contractual obligation of each Loan Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No material action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Loan Party of this Amendment and the performance by the Borrowers and Holdings of the Amended Agreement and the other Loan Documents, except for such actions, consents and approvals which have been obtained and are in full force and effect or which are not material to the consummation of this Amendment and the performance of the Amended Agreement and the other Loan Documents.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Loan Parties party thereto and each constitutes a legal, valid and binding obligation of such Loan Party to the extent a party thereto, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Article III of the Amended Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION IV. ACKNOWLEDGMENTS AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which is a party (in each case as such terms are defined in the applicable Loan Document).

Each Guarantor acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION V. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

B. Direction to Agent. Each undersigned Lender (i) hereby directs the Agent to execute this Amendment and (ii) acknowledges and agrees that the Agent has executed this Amendment in reliance of the direction set forth in clause (i).

C. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLDINGS:	HAWKER BEECHCRAFT, INC.

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

BORROWERS:	HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

HAWKER BEECHCRAFT LIMITED

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Director

GUARANTORS:	HAWKER BEECHCRAFT CORPORATION

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

RAPID AIRCRAFT PARTS INVENTORY AND DISTRIBUTION COMPANY, LLC

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

ARKANSAS AEROSPACE, INC.

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

HAWKER BEECHCRAFT QUALITY SUPPORT COMPANY

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

HAWKER BEECHCRAFT SERVICES, INC.

	By:	/s/ George M. Sellew
	Name:	George M. Sellew
	Title:	Vice President and Treasurer

TRAVEL AIR INSURANCE COMPANY, LTD.

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

TRAVEL AIR INSURANCE COMPANY (KANSAS)

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT REGIONAL OFFICES, INC.

By:	/s/ Bobbi K. Erb
Name:	Bobbi K. Erb
Title:	Vice President and Treasurer

BEECHCRAFT AVIATION COMPANY

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT FINANCE CORPORATION

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT NOTES COMPANY

By:	/s/ George M. Sellew
Name:	George M. Sellew
Title:	Vice President and Treasurer

HAWKER BEECHCRAFT INTERNATIONAL DELIVERY CORPORATION

By:	/s/ Gail E. Lehman
Name:	Gail E. Lehman
Title:	President

GOLDMAN SACHS CREDIT PARTNERS L.P.,
For itself as Lender and as Auction Manager

By:	/s/ Andrew Caditz
Authorized Signatory

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
For itself as Lender and as Agent

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Director

By:	/s/ Christopher Reo Day
Name:	Christopher Reo Day
Title:	Associate